SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
 [ ]  Preliminary Proxy Statement
 [ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 [ ]  Definitive Proxy Statement
 [x]  Definitive Additional Materials
 [ ]  Soliciting Material Pursuant to (ss.) 240.14a-11c) or (ss.) 240.14a-12

                                   Foxby Corp.
      --------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6( i)(4) and 0-11.
   (1) Title of each class of securities to which transaction applies:
   (2) Aggregate number of securities to which transaction applies:
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   (4) Proposed maximum aggregate value of transaction: (5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   (1) Amount Previously Paid:
   (2) Form, Schedule or Registration Statement No.:
   (3) Filing Party:
   (4) Date Filed:

Notes:

                                  FOXBY CORP.
                    (formally, "Internet Growth Fund, Inc.")



                                 -- IMPORTANT --

                     PLEASE VOTE NOW TO HELP REDUCE EXPENSES
                      ASSOCIATED WITH FURTHER SOLICITATION
                            FOR THE SPECIAL MEETING.


                                                              September 16, 2003


Dear Fellow Shareholder:

     We previously mailed to you proxy materials relating to the Special Meeting of Shareholders of Foxby Corp. (formerly, "Internet Growth Fund, Inc."), originally scheduled for Friday, September 12, 2003. The Special Meeting has been adjourned to October 3, 2003 at 10:00 a.m. to allow additional time to solicit proxies. According to our latest records, we have not received your vote for this important meeting. Regardless of the number of shares you own, it is important that they are represented and voted at the meeting.

     PLEASE VOTE NOW BY FOLLOWING THE INSTRUCTIONS ENCLOSED BY YOUR BANK OR BROKER. DUE TO THE SHORT TIME BEFORE THE MEETING, PLEASE VOTE BY TELEPHONE OR INTERNET.

     The Board of Directors, including the Directors who are not interested persons of the Fund, unanimously recommends that you vote "FOR" all proposals on the Special Meeting notice for the reasons set forth in the proxy statement.

     Questions concerning the proxy material or assistance with voting your shares should be directed to the Fund's proxy solicitor, N.S. Taylor & Associates, Inc. N.S. Taylor may be reached by calling toll-free 1-866-470-4100.

     Thank you for your cooperation and continued support.


                                                        Sincerely,
                                                        /s/ Thomas B. Winmill
                                                        Thomas B. Winmill
                                                        President